UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013 (October 15, 2013)

GRAY TELEVISION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, GA 30319

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (404) 504 - 9828

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 15, 2013, Gray Television, Inc. (the “Company”) issued a press release announcing certain updated guidance for its anticipated financial results for the quarter ended September 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 7.01.	Regulation FD Disclosure.

In a preliminary offering memorandum and marketing materials distributed to investors in connection with a private offering described under Item 8.01 of this Current Report on Form 8-K (this “Current Report”), the Company disclosed certain information to prospective investors, including, but not limited to, with respect to: (i) the Company’s current operations; (ii) the Company’s business strategy; (iii) certain recent developments relating to (a) the Company’s management, (b) certain executed and contemplated strategic transactions, and (c) the updated guidance for the Company’s anticipated financial results described in Item 2.02 above; and (d) certain summary historical consolidated financial and other data. Pursuant to Regulation FD, the Company is furnishing as Exhibit 99.2 to this Current Report the related information being disclosed by the Company in that preliminary offering memorandum and marketing materials.

The information set forth under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On October 15, 2013, the Company issued a press release announcing that it has commenced an offering of $300.0 million in aggregate principal amount of additional 7 1⁄2% senior notes due 2020 (the “new notes”), pursuant to an exemption from the registration requirements under the Securities Act. The new notes being offered will be an additional issuance of, and will rank equally and form a single series with, the outstanding $300.0 million aggregate principal amount of the Company’s 7 1⁄2% senior notes due 2020, which were issued on October 9, 2012 (the “existing notes”). The new notes will have the same terms as the existing notes, including being guaranteed by all of the Company’s existing subsidiaries and future domestic restricted subsidiaries, with certain exceptions.

The Company intends to use the proceeds from the offering of the new notes to repay a portion of the term loan outstanding under the Company’s senior credit facility. The consummation of the offering of new notes is conditioned upon customary closing conditions.

A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

The information contained in this report shall not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Press release dated October 15, 2013, announcing updated guidance.

99.2	Certain information excerpted from the Company’s preliminary offering memorandum and marketing materials and disclosed pursuant to Regulation FD.

99.3	Press release, dated October 15, 2013, announcing commencement of private offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

Date: October 15, 2013	By:	/s/ James C. Ryan
James C. Ryan Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Number	Exhibit

99.1	Press release dated October 15, 2013, regarding updated guidance.

99.2	Certain information excerpted from the Company’s preliminary offering memorandum and disclosed pursuant to Regulation FD.

99.3	Press release, dated October 15, 2013, announcing commencement of offering.